UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2014

               ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

        6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)

                              (614) 283-6500
(Registrant's telephone number, including area code)

               Not Applicable
(Former name or former address,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On June 19, 2014, Michael S. Jeffries, Chief Executive Officer of Abercrombie & Fitch Co. (the “Company”), entered into a new Rule 10b5-1 trading plan (the “New 2014 Plan”) with a broker to sell, subject to a limit order, shares of the Company’s Class A Common Stock, $0.01 par value (the “Common Stock”), that will be acquired upon the exercise of certain of Mr. Jeffries’s stock-settled stock appreciation rights. Mr. Jeffries entered into the New 2014 Plan for investment diversification.
Assuming the conditions of the limit order are met, Mr. Jeffries currently intends to sell up to an aggregate of 600,000 shares of Common Stock pursuant to the New 2014 Plan during the period beginning on December 10, 2014 and ending on May 28, 2015, at which time the New 2014 Plan will terminate. Mr. Jeffries will report transactions effected under the New 2014 Plan through Rule 144 and Form 4 filings made with the Securities and Exchange Commission, as appropriate.
The New 2014 Plan is intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and with the Company’s Policy Statement Regarding Trading in Company Securities and Compliance with Federal Securities Laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: June 25, 2014	By: /s/ Robert E. Bostrom
Robert E. Bostrom
Senior Vice President, General Counsel and Corporate Secretary